Exhibit 99.1

Confidential

Dominion Energy Gas Holdings, LLC, a Wholly Owned Subsidiary of Berkshire Hathaway Energy, to Delist its 2014 Series C 4.6% Senior Notes from NYSE

For more information, contact:

Berkshire Hathaway Energy

Media Hotline: 515-242-3022

mediahotline@brkenergy.com

DES MOINES, Iowa – November 2, 2020 – Dominion Energy Gas Holdings, LLC (the “Company”), a wholly owned subsidiary of Berkshire Hathaway Energy, today announced plans to withdraw its 2014 Series C 4.6% Senior Notes (the “Notes”) from listing on the New York Stock Exchange (“NYSE”). Dominion Energy Gas Holdings, LLC, which is filing amendments later today to its Articles of Organization to change its name to Eastern Energy Gas Holdings, LLC, has decided to withdraw the listing to reduce administrative requirements and has not arranged for listing or registration on another national securities exchange or for quotation of its security in a quotation medium. Dominion Energy Gas Holdings, LLC plans to file a Notification of Removal from Listing on Form 25 with the Securities and Exchange Commission on or about November 12, 2020. The Company anticipates that the withdrawal will be effective 10 days after Form 25 is filed, and that NYSE will suspend trading in its Notes before the market opens on November 23, 2020. As a result, the Company expects that the last trading day of the Notes on NYSE will be on or about November 20, 2020.

Forward-looking Statements

This news release contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon Dominion Energy Gas Holdings, LLC’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of Dominion Energy Gas Holdings, LLC and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include the impact of natural disasters and weather effects on revenues and other operating uncertainties, uncertainties relating to economic, political and business conditions and uncertainties regarding the impact of laws and regulations, including laws and regulations related to environmental protection, changes in government policy and competition. The foregoing factors that could cause Dominion Energy Gas Holdings, LLC’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exclusive and should be considered in connection with information regarding risks and uncertainties that may affect Dominion Energy Gas Holdings, LLC’s future results included in Dominion Energy Gas Holdings, LLC’s filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s website (www.sec.gov). Dominion Energy Gas Holdings, LLC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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